Exhibit 5.1

                        Goldfarb, Levy, Eran, Meiri & Co.
                               Europe-Israel Tower
                             2 Weizmann Street 64239
                                Tel Aviv, Israel


                                                     February 23, 2006



Orckit Communications Ltd.
126 Yigal Allon Street
Tel Aviv 67443
Israel

Dear Sir or Madam:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Orckit Communications Ltd. (the "Company"), relating to 2,674,000 of the Company's ordinary shares, no nominal value per share (the "Shares"), to be issued upon the exercise of share options granted under the Orckit Israeli Share Incentive Plan, as amended (the "Plan").

                  We are members of the Israel Bar and we express no opinion as to any matters relating to the laws of any jurisdiction other than the laws of Israel.

                  As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, the Shares being registered pursuant to the Registration Statement, when issued under the Plan in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                          /s/ Goldfarb, Levy, Eran, Meiri & Co
                                          ------------------------------------
                                          Goldfarb, Levy, Eran, Meiri & Co.